CORNERSTONE TOTAL RETURN FUND, INC.

NOTICE OF GUARANTEED DELIVERY
FOR

[•] RIGHTS FOR [•] SHARES OF COMMON STOCK

THE OFFERING AND RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, [•], 2010 (THE “EXPIRATION DATE”) UNLESS EXTENDED BY THE FUND TO A DATE NOT LATER THAN [•], 2010 AT 5:00 P.M., NEW YORK CITY TIME, [•], 2010.

Cornerstone Total Return Fund, Inc. (the “Fund”) is issuing non-transferable rights (“Rights”) to its holders of record of shares (“Shares”) of common stock (“Common Stock”) (such holders herein defined as “Stockholders”) pursuant to the Prospectus, dated [•], 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”). These Rights allow Stockholders to subscribe for new Shares of Common Stock. For every three (3) Rights a Stockholder receives, such Stockholder is entitled to buy one (1) new Share.  Each Stockholder will receive one Right for each outstanding Share it owns on ________, 2010 (the “Record Date”).  Fractional Shares will not be issued upon the exercise of the Rights.  Accordingly, the number of Rights to be issued to a Stockholder on the Record Date will be rounded up to the nearest whole number of Rights evenly divisible by three. Stockholders on the Record Date may purchase Shares not acquired by other Stockholders in this Rights offering (the “Offering”), subject to certain limitations discussed in the Prospectus. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to exercise the Rights if payment of the Shares cannot be made to the Subscription Agent prior to 5:00 p.m., New York City time, on the third (3rd) business day after the Expiration Date.

This notice of guaranteed delivery may be transmitted to the Subscription Agent as set forth below, prior to 5:00 p.m., New York City time, on the third (3rd) business day after the Expiration Date, and must include a signature guarantee by an eligible guarantor institution as set forth below. See “The Offering—Payment for Shares” in the Prospectus.

The Subscription Agent is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

For Delivery by Registered or Certified Mail; Hand Delivery or Overnight Courier; Facsimile Transmission:

American Stock Transfer & Trust Company, LLC,

6201 15th Avenue,

Brooklyn, New York, 11219

Fax: (718) 234-5001

Attn: Reorg Department

For Information or Confirmation by Telephone:

(877) 248-6417 or (718) 921-8317

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby exercises the Rights represented by the Subscription Certificates indicated below pursuant to the Offering, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

The undersigned understands that the exercise of Rights and subscription of Shares pursuant to the Offering will be accepted only after timely receipt by the Subscription Agent of (i) the properly completed and executed Subscription Certificates and (ii) this Notice of Guaranteed Delivery.

All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exercise of the Rights will be determined by the Fund, in its sole discretion, whose determination shall be final and binding on all parties. The Fund reserves the absolute right, in its sole and absolute discretion, to reject any and all subscriptions determined by the Fund not to be in proper form or the acceptance of which may, in the view of the Fund or its counsel, be unlawful.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, legal representatives, personal representatives, successors and assigns of the undersigned.

DESCRIPTION OF RIGHTS EXERCISED

Name of Exercising Holder	Name and Address of registered holder as it appears on the Subscription Certificate (Please Print)	Certificate Number(s) of Rights Exercised	Number of Rights Exercised

SIGN HERE

Name of Registered Holder:

Signature(s):

Name(s) (please print):

Address(es) (including zip code(s)):

Telephone Number(s) (including area code(s)):

Date:

Must be signed by the registered holder(s) of Rights exactly as their name(s) appear(s) on Subscription Certificate(s), or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his, her or its full title below.

Name(s):

Name(s) (please print):

Capacity (full title), if signing in a fiduciary or representative capacity:

Address(es) (including zip code(s)):

Telephone Number(s) (including area code(s)):

Date:

Questions and requests for assistance and requests for additional copies of the Prospectus and this Notice of Guaranteed Delivery may be directed to the Subscription Agent at the address specified herein or to your broker, dealer, commercial bank, trust company or other nominee.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Subscription Agent at the address set forth above, properly completed and executed Subscription Certificates and payment of the Estimated Subscription Price (as defined in the Prospectus) of $[•] per Share for Shares subscribed for in the Basic Subscription and any additional Shares subscribed for pursuant to the Additional Subscription Privilege.

The undersigned acknowledges that no subscription will be accepted unless the Subscription Agent receives all necessary documents prior to 5:00 p.m., New York City time, on the third (3rd) business day after the Expiration Date and that the failure to deliver the necessary documents within such time period may result in financial loss to the undersigned.

Name of Firm:
(Authorized Signature)
Address:	Name:
(Please type or print)
Title:

Area Code and Telephone No.:	Date: